                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                                  FORM 8-K/A

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): March 25, 2001

                            VITRIA TECHNOLOGY, INC.
            (Exact name of registrant as specified in its charter)

                                   DELAWARE
                (State or other jurisdiction of incorporation)

           000-27207                               77-0386311
     (Commission File No.)              (IRS Employer identification No.)


                               945 STEWART DRIVE
                              SUNNYVALE, CA 94086
             (Address of principal executive offices and zip code)

      Registrant's telephone number, including area code: (408) 212-2700

     The purpose of this Report is to amend the Registrant's Current Report on Form 8-K, dated March 25, 2001 and filed with the Securities and Exchange Commission on April 25, 2001, relating to the acquisition of XMLSolutions Corporation, a Virginia corporation. This Report amends the information provided under items 7(a) and 7(b).

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements of Business Acquired.

     (1)  For the Periods Ended December 31, 2000 and 1999

          Independent Auditor's Report

          Consolidated Balance Sheets as of December 31, 2000 and 1999

          Consolidated Statements of Operations for the year ended December 31, 2000 and the period from July 6, 1999 (inception) to December 31, 1999

          Consolidated Statements of Stockholders' Equity for the year ended December 31, 2000 and period from July 6, 1999 (inception) to December 31, 1999

          Consolidated Statements of Cash Flows for the year ended December 31, 2000 and the period from July 6, 1999 (inception) to December 31, 1999

          Notes to Consolidated Financial Statements

                         Independent Auditors' Report

The Board of Directors
XMLSolutions Corporation,
Vitria Technology, Inc:

We have audited the accompanying consolidated balance sheets of XMLSolutions Corporation and subsidiaries (the Company) as of December 31, 2000 and 1999 and the related consolidated statements of operations, stockholders' equity, and cash flows for the year ended December 31, 2000 and period from July 6, 1999 (inception) to December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of XMLSolutions Corporation and subsidiaries as of December 31, 2000 and 1999, and the results of their operations and their cash flows for the year ended December 31, 2000 and period from July 6, 1999 (inception) to December 31, 1999 in conformity with accounting principles generally accepted in the United States of America.

As discussed in note 11 to the consolidated financial statements, on April 11, 2001, all of the stock of the Company was acquired by another company.


                                                      /s/ KPMG LLP

McLean, Virginia
April 18, 2001

                   XMLSOLUTIONS CORPORATION AND SUBSIDIARIES
                          Consolidated Balance Sheets

                          December 31, 2000 and 1999

                                                                                            2000                     1999
                                                                                      ----------------          ---------------
                              Assets
Current assets:
   Cash and cash equivalents                                                          $      1,911,713           $    1,410,178
   Trade accounts receivable, net of reserve of $7,200 and $10,000
     in 2000 and 1999, respectively                                                          2,990,449                  188,313
   Unbilled accounts receivable                                                                314,249                       --
   Other current assets                                                                         22,089                       --
                                                                                      ----------------          ---------------
                 Total current assets                                                        5,238,500                1,598,491
Property and equipment, net                                                                  1,403,224                  231,679
Acquired intellectual property rights, net                                                          --                  112,500
Other assets                                                                                   118,790                   38,382
                                                                                      ----------------          ---------------
                 Total assets                                                         $      6,760,514           $    1,981,052
                                                                                      ================          ===============
                     Liabilities and Stockholders' Equity

Current liabilities:
   Accounts payable                                                                   $      1,288,716           $      285,254
   Acrued compensation and benefits                                                            690,263                   12,162
   Accrued bonuses                                                                             400,000                  122,915
   Accrued commissions                                                                         428,137                       --
   Other accrued expenses                                                                      233,941                   10,333
   Deferred revenue                                                                          1,091,998                   10,000
   Notes payable - current portion                                                                  --                  128,560
   Obligations under capital lease - current portion                                           234,837                   74,125
                                                                                      ----------------          ---------------
                 Total current liabilities                                                   4,367,892                  643,349
Notes payable, net of current portion                                                               --                   71,440
Obligations under capital leases, net of current portion                                        70,583                   56,498
                                                                                      ----------------          ---------------
                 Total liabilities                                                           4,438,475                  771,287
                                                                                      ----------------          ---------------
Stockholders' equity:
   Series A convertible preferred stock, $.001 par value;
     3,240,000 shares authorized, issued and outstanding
     (liquidation value of approximately $4,083,000 and
       $3,759,000 in 2000 and 1999, respectively)                                                3,240                    3,240
   Series B convertible preferred stock, $.001 par value;
     3,310,000 shares authorized, issued and outstanding
     (liquidation value of approximately $17,653,000 in 2000)                                    3,310                       --
   Common stock, $.001 par value, 30,000,000 shares authorized;
     4,317,713 and 3,897,500 shares issued and outstanding in 2000
     and 1999, respectively                                                                      8,100                    3,898
   Additional paid-in capital                                                               26,281,335                4,656,060
   Accumulated deficit                                                                     (23,973,946)              (3,453,433)
                                                                                      ----------------          ---------------
                 Total stockholders' equity                                                  2,322,039                1,209,765
                                                                                      ----------------          ---------------
                 Total liabilities and stockholders' equity                           $      6,760,514           $    1,981,052
                                                                                      ================          ===============

         See accompanying notes to consolidated financial statements.

                  XMLSOLUTIONS CORPORATION AND SUBSIDIARIES
                     Consolidated Statements of Operations

    Year ended December 31, 2000 and period from July 6, 1999 (inception)
                             to December 31, 1999

                                                                                         2000                1999
                                                                                    ---------------     ---------------
Revenue:
   Licensing                                                                         $    1,920,520      $           --
   Consulting and other services                                                          3,456,471             256,989
   Maintenance                                                                              149,409                  --
                                                                                    ---------------     ---------------
              Total revenue                                                               5,526,400             256,989
                                                                                    ---------------     ---------------
Cost of revenue:
   Licensing                                                                                     --                  --
   Consulting and other services                                                          5,684,182             682,417
   Maintenance                                                                              210,869                  --
                                                                                    ---------------     ---------------
              Total cost of revenue                                                       5,895,051             682,417
                                                                                    ---------------     ---------------
Gross loss                                                                                 (368,651)           (425,428)

Operating expenses:
   Sales and marketing                                                                    9,174,299             250,720
   Research and development                                                               4,692,474             787,285
   General and administrative                                                             6,595,400           2,019,780
                                                                                    ---------------     ---------------
              Loss from operations                                                      (20,830,824)         (3,483,213)
Interest income, net                                                                        310,311              29,780
                                                                                    ---------------     ---------------
              Net loss before income taxes                                              (20,520,513)         (3,453,433)
Income taxes                                                                                     --                  --
                                                                                    ---------------     ---------------
              Net loss                                                              $   (20,520,513)     $   (3,453,433)
                                                                                    ===============     ===============

         See accompanying notes to consolidated financial statements.

                  XMLSOLUTIONS CORPORATION AND SUBSIDIARIES

                Consolidated Statements of Stockholders' Equity

    Year ended December 31, 2000 and period from July  6, 1999 (inception)
                             to December 31, 1999

                                 Series A            Series B
                                Convertible         Convertible
                              Preferred Stock     Preferred Stock        Common Stock      Additional
                             -----------------  ------------------   -------------------     Paid-In     Accumulated
                               Shares   Amount    Shares    Amount     Shares     Amount     Capital       Deficit       Total
                             ---------  ------  ---------   ------   ---------    ------   ----------   ------------  -----------
Balance at July 6, 1999
 (inception)                        --  $   --         --   $   --          --    $   --  $        --  $         --   $        --
  Company formation                 --      --         --       --   3,083,200     3,083       27,749            --        30,832
  Issuance of common stock          --      --         --       --     676,800       677      425,707            --       426,384
  Issuance of Series A
   Convertible Preferred
   Stock, net of
   expenses incurred         3,240,000   3,240         --       --          --        --    3,566,760            --     3,570,000
  Acquisition of assets             --      --         --       --     100,000       100      149,900            --       150,000
  Compensation expense on
   stock options granted            --      --         --       --          --        --      485,607            --       485,607
  Stock options exercised           --      --         --       --      37,500        38          337            --           375
  Net loss                          --      --         --       --          --        --           --    (3,453,433)   (3,453,433)
                             ---------  ------  ---------   ------   ---------    ------   ----------   -----------   -----------
Balance at December 31,
 1999                        3,240,000   3,240         --       --   3,897,500     3,898    4,656,060    (3,453,433)    1,209,765
  Issuance of common stock          --      --         --       --     272,728     2,727    2,997,281            --     3,000,008
  Issuance of Series B
   Convertible Preferred
   Stock, net of expenses
   incurred                         --      --  3,310,000    3,310          --        --   16,536,690            --    16,540,000
  Compensation expense on
   stock options granted            --      --         --       --          --        --    1,931,148            --     1,931,148
  Stock options exercised           --      --         --       --     147,485     1,475      160,156            --       161,631
  Net loss                          --      --         --       --          --        --           --   (20,520,513)  (20,520,513)
                             ---------  ------  ---------   ------   ---------    ------   ----------   -----------   -----------
Balance at December 31,
 2000                        3,240,000  $3,240  3,310,000   $3,310   4,317,713    $8,100  $26,281,335  $(23,973,946)  $ 2,322,039
                             =========  ======  =========   ======   =========    ======  ===========  ============   ===========

       See accompanying notes to the consolidated financial statements.

                  XMLSOLUTIONS CORPORATION AND SUBSIDIARIES
                     Consolidated Statements of Cash Flows
    Year ended December 31, 2000 and period from July 6, 1999 (inception)
                             to December 31, 1999

                                                                                             2000                1999
                                                                                       ---------------     ---------------
Cash flows from operating activities:
  Net loss                                                                             $   (20,520,513)     $  (3,453,433)
  Adjustments to reconcile net loss to net cash
    used in operating activities:
      Depreciation and amortization                                                            410,529             63,058
      Excess of liabilities over assets obtained upon formation                                     --            126,246
      Common stock issued for no consideration                                                      --            457,216
      Compensation expense on stock options granted                                          1,931,148            485,607
  Changes in assets and liabilities:
    Trade accounts receivable                                                               (2,802,136)          (188,313)
    Unbilled accounts receivable                                                              (314,249)                --
    Other current assets                                                                       (22,089)                --
    Accounts payable                                                                         1,003,462            285,254
    Accrued compensation and benefits                                                          678,101             12,162
    Accrued bonuses                                                                            277,085            122,915
    Accrued commissions                                                                        428,137                 --
    Other accrued expenses                                                                     223,608             10,333
    Deferred revenue                                                                         1,081,998             10,000
                                                                                       ---------------     ---------------
                Net cash used in operating activities                                      (17,624,919)        (2,068,955)
                                                                                       ---------------     ---------------
Cash flows from investing activities:
  Net cash obtained upon formation                                                                  --             73,754
  Increase in other assets                                                                     (80,408)           (38,382)
  Purchase of property and equipment                                                        (1,070,151)          (111,286)
                                                                                       ---------------     ---------------
                Net cash used in investing activities                                       (1,150,559)           (75,914)
                                                                                       ---------------     ---------------
Cash flows from financing activities:
  Net proceeds from the issuance of Series A Convertible Preferred Stock                            --          3,570,000
  Net proceeds from the issuance of Series B Convertible Preferred Stock                    16,540,000                 --
  Proceeds from issuance of Common Stock                                                     3,000,008                 --
  Stock options exercised                                                                      161,631                375
  Principal payments on notes payable                                                         (200,000)                --
  Principal payments on capital lease obligations                                             (224,626)           (15,328)
                                                                                       ---------------     ---------------
                Net cash provided by financing activities                                   19,277,013          3,555,047
                                                                                       ---------------     ---------------
                Net increase in cash                                                           501,535          1,410,178
Cash and cash equivalents, beginning of period                                               1,410,178                 --
                                                                                       ---------------     ---------------
Cash and cash equivalents, end of period                                               $     1,911,713      $   1,410,178
                                                                                       ===============     ===============
Supplemental cash flow information:
  Interest paid                                                                        $        36,850      $       2,681
                                                                                       ===============     ===============
Non-cash financing activity:
  Capital lease obligations                                                            $       339,423      $     145,951
                                                                                       ===============     ===============

         See accompanying notes to consolidated financial statements.

                           XMLSOLUTIONS CORPORATION
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 2000 AND 1999

(1) Summary of Significant Accounting Policies and Practices

   (a) Description of Business and Organization

       XMLSolutions Corporation (the "Company") was incorporated in Virginia on June 15, 1999. The operations of the Company began on July 6, 1999 (inception) after the dissolution of XMLSolutions LLC (XML LLC) and contribution of those assets into XMLSolutions Corporation, and the merger of XML Tek Corporation (XML Tek) into XMLSolutions Corporation. Prior to the merger, XML LLC and XML Tek had no substantive operations. As a result, the formation of the Company has been accounted for at the historical cost of the two predecessor companies. The combination of the historical cost basis of XML LLC and XML Tek, resulted in the assumption by the Company of net liabilities of approximately $126,000.

       The Company offers software products and services for providing business-to-business electronic commerce solutions.

       The Company operates in an industry with significant technological change and emergence of new technology. Rapid changes in technology could have an adverse financial impact on the Company.

  (b)  Basis of Presentation

       The accompanying consolidated financial statements include the accounts of XMLSolutions Corporation and its wholly-owned subsidiaries. All significant intercompany account balances and transactions have been eliminated.

  (c)  Cash and Cash Equivalents

       Cash and cash equivalents consist of cash on deposit with banks carried at cost which approximates fair value. The Company considers all highly liquid investments with an original maturity date of three months or less to be cash equivalents.

  (d)  Property and Equipment

       Computers, software, and other equipment are stated at cost and depreciated using the straight-line method over estimated useful lives ranging from three to seven years. Leasehold improvements are carried at cost and are amortized using the straight-line method over the shorter of the lease term of the related lease or the useful life of the asset. Equipment under capital leases is stated at the lower of the fair value of the assets at the inception of the lease or the present value of the future minimum lease payments, and are amortized using the straight-line method over the shorter of the lease term or the estimated useful life of the asset. Maintenance and repair costs are charged to expense as incurred.

  (e)  Software Development Costs

       In accordance with the Statement of Financial Accounting Standards No. 86, Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed (SFAS No. 86), software development costs are expensed as incurred until technological feasibility has been established, at which time such costs are capitalized until the product is available for general release to customers. Based on the Company's development cycle, technological feasibility is established upon the completion of a working model. As of December 31, 2000 and 1999 there have been no material costs incurred which meet the criteria for capitalization under SFAS No. 86. As a result, all research and development expenditures have been expensed as incurred.

  (f)  Revenue Recognition

       Revenues are generated from the licensing of the Company's software products and from consulting, training and maintenance services.

       In October 1997, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position ("SOP") 97-2, Software Revenue Recognition. SOP 97-2 requires that revenue recognized from sales arrangements that include software licenses be allocated to the various elements of the arrangement based on the fair values as evidenced by vendor-specific objective-evidence ("VSOE"). Subsequently, in March 1998 and December 1998, the AICPA issued SOP 98-4 and SOP 98-9, respectively, which deferred until the Company's fiscal year beginning January 1, 2000, the application of several paragraphs and examples in SOP 97-2 that limit the definition of VSOE for determining fair value elements in a multiple element arrangement. The provisions of SOP 97-2 have been applied to transactions entered into by the Company since July 6, 1999 (inception). The Company adopted the remaining portions of SOP 97-2, which were deferred by SOP 98-4 and SOP 98-9, as of January 1, 2000. The adoption of the remaining portions of SOP 97-2 did not have a material impact on the Company's financial statements.

       License revenue consists of fees for licenses of the Company's software products. The Company recognizes the revenue when the license agreement is signed, the license fee is fixed and determinable, delivery of the software has occurred, and collectibility of the fee is considered probable. Arrangements which bundle product licenses and related maintenance services are recognized under the residual method of accounting (as defined by SOP 98-9) where VSOE of fair value of the related maintenance services exists. If VSOE of fair value of maintenance services does not exist, the license fee is recognized ratably over the term of the maintenace service period.

       Consulting and other services which consist of installation and implementation services and training, are generally provided based on an hourly rate and are recognized as the services are provided.

       Maintenance revenues are recognized ratably over the service period, typically twelve months.

  (g)  Income Taxes

       Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  (h)  Stock Option Plan

       The Company applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations (included Financial Accounting Standards Board Interpretation No. 44), in accounting for its fixed plan stock options. As such, compensation expense would be recorded on the date of grant only if the current fair value price of the underlying stock exceeded the exercise price. Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation, established accounting and disclosure requirements using a fair value-based method of accounting for stock-based employee compensation plans. As allowed by SFAS No. 123, the Company has elected to continue to apply the intrinsic value-based method of accounting described above, and has adopted the disclosure requirements of SFAS No. 123. All equity-based awards granted to non-employees of the Company are accounted for at their fair value in accordance with SFAS No. 123.

  (i)  Use of Estimates

       Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

  (j)  Recent Accounting Pronouncements

       In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (SAB 101). SAB 101 provides the staff's views on applying generally accepted accounting principles to select revenue recognition issues. The Company has adopted the provisions of SAB 101 for the year ended December 31, 2000. The adoption of the provisions of SAB 101 did not have a material impact on the Company's financial statements.


(2)  Property and Equipment

     Property and equipment at December 31, 2000 and 1999 consist of the following:

                                                             2000          1999
                                                          ----------    ----------
     Computers and equipment                              $1,218,515    $  162,372
     Computer  software                                      298,650        23,583
     Furniture and other equipment                           148,810        71,282
     Leasehold improvements                                   60,836            --
                                                          ----------    ----------
                                                           1,726,811       257,237

     Less accumulated depreciation and amortization         (323,587)      (25,558)
                                                          ----------    ----------
                     Fixed assets, net                    $1,403,224    $ (231,679)
                                                          ==========    ==========

(3)  Capital Stock Transactions

     Common Stock

     In connection with the formation of the Company, the Company issued 3,083,200 shares of common stock and a warrant to purchase 188,000 shares of common stock at an exercise price of $.01 to the owners of XML LLC and XML Tek. The warrant was only exercisable in the event of a default on a note previously issued by XML Tek (note 4). The estimated fair value of the common stock and warrant issued to the founders of approximately $30,800 was recorded as an expense at inception.

     On July 6, 1999, the Company sold 676,800 shares of common stock for $.01 per share to several employees and other outside parties. In connection with the issuance, the Company has recorded compensation expense relating to the difference between the sale price of approximately $7,000 and the estimated fair value of the stock on the date of issuance of approximately $426,000. The Company recorded the compensation expense at the date of inception as no future period of benefit could be established.

     The holders of the Company's common stock have entered into Stock Repurchase Agreements. Under the agreements, the Company has the right to repurchase common stock of the Company, at the fair market value, upon termination of employment or other events at certain dates and based on certain terms and conditions as defined in the agreements. Further, the Company has the right of first refusal to purchase the Company's common stock in the event of a sale by an existing stockholder.

     On September 1, 2000, the Company sold 272,728 shares of common stock for $11.00 per share, resulting in $3,000,008 to the Company. The common stock was sold to a customer of the Company. The Company recognized approximately $400,000 in revenue from sales to the customer during 2000.

     Series A and Series B Convertible Preferred Stock

     On July 13, 1999, the Company issued 3,240,000 shares of the Company's Series A Convertible Preferred Stock (the "Series A Preferred Stock") for $1.11 per share, resulting in $3,570,000 to the Company (net of related expenses of approximately $26,000). The Series A Preferred Stockholders are entitled to cumulative dividends of $.10 per share per annum, when and if declared by the Company's board of directors. On March 6, 2000, the Company issued 3,310,000 shares of Series B Convertible Preferred Stock (the "Series B Preferred Stock") and warrants to purchase 662,000 shares of common stock for a total of $5.00 per share of Series B Preferred Stock, resulting in $16,540,000 to the Company (net of related expenses of approximately $10,000). The Series B Preferred Stockholders are entitled to cumulative dividends of $.40 per share per annum, when and if declared by the Company's board of directors. Accrued but unpaid dividends on the Series A Preferred Stock were approximately $486,000 and $162,000 at December 31, 2000 and 1999, respectively. Accrued but unpaid dividends on the Series B Preferred Stock were approximately $1,103,000 at December 31, 2000.

     Each share of the Series A and Series B Preferred Stock shall be convertible at any time into one share of common stock, subject to adjustment for dilution. The holders of a majority of the Series A and Series B Preferred Stock may cause all holders of the Series A and Series B Preferred Stock to convert all shares into common stock at any time. Further, each share of Series A and Series B Preferred Stock shall be automatically converted into common stock upon the closing of an initial public offering involving gross proceeds to the Company of not less than $15,000,000 at a per share offering price of at least 300 percent of the Series B Preferred Stock original issue price.

     In the event of liquidation, dissolution or winding up of the Company, the holders of the Series A and Series B Preferred Stock are entitled to receive the original issue price in effect at the time of such liquidation together with an amount equal to all accrued but unpaid dividends.

     Each holder of the Series A and Series B Preferred Stock is entitled to the number of votes equal to the number of shares of common stock into which the Series A and Series B Preferred Stock could be converted.

     Warrants

     During 1999, the Company issued warrants to purchase 188,000 shares of common stock at an exercise price of $.01 per share, in connection with the formation of the Company. At December 31, 1999, all of these warrants were outstanding and exercisable. All of these warrants expired during 2000.

     During 2000, the Company issued warrants to purchase 662,000 shares of common stock at an exercise price of $7.50 per share as part of the Series B Preferred Stock offering. The warrants terminate at the earlier of March 6, 2005 or the closing of an initial public offering (IPO). At December 31, 2000 all of these warrants were outstanding and exercisable.

(4)  Note Payable

     In connection with the formation of the Company (note 1), the Company assumed a note payable in the amount of $200,000 from XML Tek. The note accrued interest at the rate of 7.75 percent per annum and was collateralized by all of the assets of the Company. The note and accrued interest were originally payable in 12 equal monthly installments of $18,720 beginning on May 1, 2000. On March 7, 2000, the Company paid off the entire balance of the note and the accrued interest.


(5)  Leases

     The Company is obligated under various capital leases for computers and related equipment that expire at various dates during the next three years. At December 31, 2000 and 1999, the gross amount of computers and equipment and related accumulated amortization recorded under capital leases and included in fixed assets was as follows:


                                                2000            1999
                                             ----------      ----------

     Computers                               $  546,795      $  132,440
     Other equipment                             31,377          13,551
                                             ----------      ----------
                                                578,172         145,991

     Less accumulated amortization             (129,043)        (16,665)
                                             ----------      ----------
                                             $  449,129      $  129,326
                                             ==========      ==========


     The Company also has several noncancelable operating leases, for office space and a corporate apartment, all of which expire within two years. These leases generally contain renewal options for periods ranging from three to five years and require the Company to pay all executory costs such as maintenance and insurance. Rental expense for the year ended December 31, 2000 and the period from inception to December 31, 1999 was approximately $568,500 and $65,000, respectively.

     Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) and future minimum capital lease payments as of December 31, 2000 approximated the following:


                                                          Capital       Operating
     Year ending December 31                               lease          leases
                                                         ----------     ----------
        2001                                             $  251,000     $  335,000
        2002                                                 79,000        159,000
        2003                                                  4,000             --
        2004                                                     --             --
        2005                                                     --             --
        Thereafter                                               --             --
                                                         ----------     ----------
            Total minimum lease payments                    334,000     $  494,000
                                                         ==========     ==========

     Less amount representing interest (at rate of 14%)      29,000
                                                         ----------
            Present value of net minimum
             capital lease payments.                        305,000

     Less current installments of obligations under
      capital leases                                        235,000
                                                         ----------
            Obligations under capital leases,
             excluding current installments              $   70,000
                                                         ==========


(6)  Income Taxes

     There was no current or deferred income tax expense (benefit) for the year ended December 31, 2000 and the period from July 6, 1999 (inception) to December 31, 1999. The difference between the expected income tax benefit based on the federal income statutory rate of 34 percent (approximately $6,997,000 and $1,174,000 for 2000 and the period from inception to December 31, 1999, respectively) and the actual provision of zero for both periods is predominately the result of a change in the valuation allowance against the deferred tax assets.

    The tax effects of temporary differences that give rise to significant portions of the deferred tax assets at December 31, 2000 and 1999, are approximated below:


                                                     2000            1999
                                                   ----------     ----------
    Deferred tax assets:
      Allowance for doubtful receivables           $    2,900     $    4,000
      Property and equipment, due to differences
        in depreciation methods                        15,600         15,100
      Stock compensation expenses                     966,700        194,200
      Net operating loss carryforward               8,503,700      1,086,000
                                                   ----------     ----------
                Deferred tax assets                 9,488,900      1,299,300
                                                        --              --
                   Valuation allowance             (9,488,900)    (1,299,300)
                                                        --              --
                                                   ----------     ----------
                Net deferred tax assets            $    --              --
                                                   ==========     ==========


    At December 31, 2000, the Company has a net operating loss (NOL) carryforward of approximately $16 million, which is available to offset future federal taxable income including approximately $126,000 of NOL carryforwards from a predecessor company. Utilization of the NOL from the predecessor company is restricted under the provisions of Internal Revenue Code Section 382. In addition, the Company has a net operating loss of approximately $2.5 million which is restricted in use to offset future taxable income generated in certain foreign countries and expires at varying times. The federal NOL carryforwards begin expiring in 2019. Management has applied a full valuation allowance against the deferred tax asset as it is not more likely than not they will be realized in the future.

(7) Acquired Intellectual Property Rights

    During September 1999, the Company acquired certain intellectual property rights, which consist principally of copyrights, through the issuance of 100,000 shares of common stock under the Company's 1999 Stock Option Plan (note 8). The estimated fair value of the stock on the date issued of $150,000 has been recorded as an asset and is being amortized over the estimated useful life of one year. The accumulated amortization on the intangible assets at December 31, 2000 and 1999 was $150,000 and $37,500, respectively.


(8) Employee Benefit Plans

    Stock Option Plan

    In July 1999, the Company issued 1,537,200 stock options to certain founders, employees and outside parties at an exercise price of $.01 per share. The options had a term of five years and would vest at the end of two years from the date of grant or immediately, upon a change in control of the Company. The options were cancelable by the Company at any time prior to vesting in order for options to be issued under the Company's 1999 Stock Option Plan. During the period from July 6, 1999 (inception) to December 31, 1999, 516,100 of these options had been cancelled by the Company and reissued under the 1999 Stock Option Plan. During 2000, the remaining portion of these options were cancelled by the Company.

    In June 1999, the Company adopted the 1999 Stock Option Plan (the "Plan") pursuant to which the Company's Board of Directors may grant stock options to officers, key employees, and consultants of the Company. The Plan authorizes grants of options to purchase up to 4,000,000 shares of authorized but unissued common stock. Stock options are intended to be granted with an exercise price equal to the stock's fair market value at the date of grant. Options granted under the Plan generally have five-year terms and vesting periods generally ranging from zero to four years.

   The following is a summary of the option activity under the 1999 Stock Option Plan for the year ended December 31, 2000 and the period from July 6, 1999 (inception) to December 31, 1999:

                                                                                     Number of              Weighted-Average
                                                                                       Shares                Exercise Price
                                                                              ---------------------     -----------------------
Balance at July 6, 1999 (inception)                                                              --       $                  --
    Granted                                                                               1,094,850                        0.59
    Exercises                                                                               (37,500)                       0.01
    Forfeited                                                                                    --                          --
                                                                              ---------------------     -----------------------

Balance at December 31, 1999                                                              1,057,350                        0.62
    Granted                                                                               3,174,975                        4.95
    Exercises                                                                              (147,485)                       1.09
    Forfeited                                                                              (525,247)                       3.85
                                                                              ---------------------     -----------------------
Balance at December 31, 2000                                                              3,559,593   $                    4.04
                                                                              =====================     =======================


   Under the 1999 Stock Option Plan, an additional 100,000 shares of common stock were issued in September 1999 in connection with the acquisition of certain intellectual property rights (note 7).

   At December 31, 2000 the number of options exercisable under the Plan was 1,611,057 with a weighted average exercise price of $1.76. At December 31, 1999, the number of options exercisable under the Plan was 305,500 with a weighted average exercise of $.30. At December 31, 2000 and 1999, the weighted average remaining contractual life of outstanding options was approximately 3.72 and 4.5 years, respectively.

   At December 31, 2000, there were 755,422 additional shares available for grant under the Plan.

   The per share weighted average fair values of stock options granted during 2000 and the period from inception to December 31, 1999 were $1.85 and $.59, respectively, on the date of grant using the Black Scholes option-pricing model (excluding a volatility assumption) with the following weighted average assumptions: 2000- expected dividend yield 0%, risk-free interest rate of 5.85%, and an expected life of 3 years; period from inception to December 31, 1999 - expected dividend yield 0%, risk-free interest rate of 5.75%, and an expected life of 3 years.

   In accounting for the issuance of its equity-based awards, the Company applies APB Opinion No. 25 for issuances to employees and SFAS No. 123 for issuances to non-employees. As a result, during 2000 and the period from inception to December 31, 1999, the Company has recorded compensation expense of approximately $1,931,000 and $486,000, respectively for options granted.

   Had the Company determined compensation expense based on the fair value at the grant date for all stock options under SFAS No. 123, the following table presents the pro forma net loss that would have been recorded by the Company for options granted during 2000 and the period from inception to December 31, 1999 (in thousands):

                               Year ended      Inception to
                               December 31,    December 31,
                                  2000             1999
                               -----------     -------------
Net loss:
   As reported                  $20,521           $3,453

   Pro forma                     20,946            3,525


     Retirement Plan

     During 1999, the Company adopted the XMLSolutions Corporation 401(k) Plan (the Retirement Plan). All full time employees of the Company are eligible to participate in the Retirement Plan. Under the Retirement Plan, the Company may make discretionary contributions. There were no contributions made by the Company to the Retirement Plan during 2000 and the period from inception to December 31, 1999.

(9)  Commitments

     The Company has entered into employment contracts with certain officers and other employees of the Company. The Company's total obligation to provide severance benefits in the event of termination of employment of these individuals with the Company was approximately $2,106,000 at December 31, 2000.

(10) Related Party Transactions

     The Company is provided resources to assist in its research and development effort by Lisle Technology Partners, Inc., a stockholder of the Company. During 2000 and the period from inception to December 31, 1999, Lisle Technology Partner, Inc. billed the Company approximately $1 million and $488,000, respectively for these services.

(11) Subsequent Event

     On April 11, 2001, all of the outstanding capital stock of the Company was acquired by Vitria Technology, Inc., a publicly traded company located in Sunnyvale, California.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits. (Continued)

(b) Unaudited condensed combined pro forma financial statements of Vitria Technology, Inc., giving effect to the acquisition of XMLSolutions Corporation, prepared pursuant to Article 11 of Regulation S-X and filed in accordance with Item 7(b)(1) of Form 8-K.

Pro Forma Financial Information

The unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2000 and the Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2000 are based on the historical financial statements of Vitria Technology, Inc. ("Vitria") and XMLSolutions Corporation ("XMLSolutions"), after giving effect to the acquisition of XMLSolutions under the purchase method of accounting and the assumptions and adjustments described in the accompanying Notes to the Unaudited Pro Forma Condensed Financial Statements.

The Unaudited Pro Forma Condensed Statement of Operations is presented as if the combination had taken place on January 1, 2000. It is expected that following the acquisition, Vitria will incur additional costs, which are not expected to be significant to the combined results of operations, in connection with integrating the operations of the two companies. Integration-related costs are not included in the accompanying unaudited Pro Forma Condensed Combined Financial Statements.

The Unaudited Pro Forma Condensed Combined Balance Sheet is presented to give effect to the acquisition as if it occurred on December 31, 2000 and combines the balance sheet for Vitria as of December 31, 2000 with the balance sheet of XMLSolutions as of December 31, 2000, and reflects the allocation of the purchase price to the XMLSolutions assets acquired, including in-process technology, and liabilities assumed.

The Unaudited Pro Forma Condensed Combined Financial Statements are based on the estimates and assumptions set forth in the notes to such statements. The Unaudited Pro Forma Condensed Combined Financial Statements are prepared for illustrative purposes only and are not necessarily indicative of the results that would have been achieved had the transaction been consummated as of the date indicated or that may be achieved in the future.

The Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with the historical financial statements of Vitria Technology included in Vitria's Annual Report on Form 10-K for the year ended December 31, 2000 and the historical financial statements of XMLSolutions and other information pertaining to Vitria and XMLSolutions.

                           VITRIA AND XMLSOLUTIONS
            UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                              December 31, 2000
                               (in thousands)

                                                                                                             Vitria
                                               Vitria              XMLSolutions          Pro Forma          Pro Forma
                                          December 31, 2000     December 31, 2000       Adjustments      December 31, 2000
                                          -----------------     -----------------       -----------      -----------------
Assets
  Current Assets
    Cash and cash equivalents              $      154,826        $        1,912          $  (7,872) (A)     $     148,866
    Short term investments                         69,312                     -                                    69,312
    Accounts receivable, net                       36,889                 3,305                                    40,194
    Other current assets                            9,138                    22                                     9,160
                                          -----------------     -----------------       -----------         --------------
  Total current assets                            270,165                 5,239             (7,872)               267,532

  Restricted investments                           18,757                     -                                    18,757
  Property and equipment, net                      15,164                 1,403                                    16,567
  Other assets                                      6,106                   119              7,478 (B)             13,703
                                          -----------------     -----------------       -----------         --------------
    Total Assets                           $      310,192        $        6,761          $    (394)         $     316,559
                                          =================     =================       ===========         ==============

Liabilities and Stockholders' Equity
  Current liabilities
    Accounts payable                       $        1,396        $        1,289          $                  $       2,685
    Accrued liabilities                            25,040                 1,752              3,429 (C)             30,221
    Deferred revenue                               46,611                 1,092                                    47,703
    Obligations under capital leases
     --current portion                                  -                   235                                       235
                                          -----------------     -----------------       -----------         --------------
  Total current liabilities                        73,047                 4,368              3,429                 80,844

Obligations under capital leases
 --net of current portion                               -                    71                                        71

  Stockholders' Equity
    Convertible Preferred Stock, Series A               -                     3                 (3) (D)                 -
    Convertible Preferred Stock, Series B               -                     3                 (3) (D)                 -
    Common Stock                                      128                     8                 (8) (D)               128
    Additional paid-in capital                    266,591                26,282            (26,282) (D)           266,591
    Accumulated other comprehensive
     income (loss)                                    (68)                    -                                       (68)
    Unearned stock-based compensation              (3,603)                    -                                    (3,603)
    Notes receivable from stockholders               (291)                    -                                      (291)
    Accumulated deficit                           (25,612)              (23,974)            22,473  (D)(E)        (27,113)
                                          -----------------     -----------------       -----------         --------------
    Total stockholders' equity                    237,145                 2,322             (3,823)               235,644
                                          -----------------     -----------------       -----------         --------------

    Total liabilities and stockholders'
     equity                                $      310,192           $     6,761          $    (394)         $     316,559
                                          =================     =================       ===========         ==============


                       See accompanying notes to unaudited pro forma condensed combined financial statements


                            VITRIA AND XMLSOLUTIONS
        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                         Year Ended December 31, 2000
                               (in thousands)

                                                           Vitria             XMLSolutions                             Vitria
                                                         Year Ended            Year Ended          Pro Forma          Pro Forma
                                                      December 31, 2000     December 31, 2000     Adjustments      December 31, 2000
                                                      -----------------       ------------        -----------         ---------
Revenues
  License                                                $    102,287          $   1,920           $                  $ 104,207
  Service and other                                            32,442              3,606                                 36,048
                                                      -----------------       ------------        -----------         ---------
Total Revenues                                                134,729              5,526                  -             140,255

Cost of Service
  License                                                         935                  -                                    935
  Service and other                                            22,051              5,730                                 27,781
                                                      -----------------       ------------        -----------         ---------
Total cost of revenues                                         22,986              5,730                                 28,716
                                                      -----------------       ------------        -----------         ---------
Gross profit                                                  111,743               (204)                 -             111,539

Operating expenses
  Sales and marketing                                          78,361              8,665                                 87,026
  Research and development                                     29,441              4,670                                 34,111
  General and administrative                                   14,230              5,360                                 19,590
  Amortization of stock-based compensation                      3,420              1,931                                  5,351
  Amortization of goodwill and other
   intangible assets                                                -                  -              2,826 (F)           2,826
                                                      -----------------       ------------        -----------         ---------
Total operating expenses                                      125,452             20,626              2,826             148,904

Loss from operations                                          (13,709)           (20,830)            (2,826)            (37,365)
  Interest income                                              13,165                310                                 13,475
  Other income (expense), net                                    (150)                 -                                   (150)
                                                      -----------------       ------------        -----------         ---------
Net loss before income taxes                                     (694)           (20,520)            (2,826)            (24,040)

  Provision for income taxes                                      584                  -                  -                 584
                                                      -----------------       ------------        -----------         ---------

Net loss                                                 $     (1,278)         $ (20,520)          $ (2,826)          $ (24,624)
                                                      =================       ============        ===========         =========

Basic and diluted net loss per share                     $      (0.01)                                                $   (0.20)
                                                      =================                                               =========

Weighted average shares used in calculating basic
 and diluted net loss per share                               122,365                                                   122,365
                                                      =================                                               =========


                       See accompanying notes to unaudited pro forma condensed combined financial statements


                       NOTES TO VITRIA AND XMLSOLUTIONS
              UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS


NOTE 1

On March 25, 2001 Vitria entered into an agreement to acquire XMLSolutions. The transaction closed on April 11, 2001. XMLSolutions is a provider of EDI and XML transformation technology and is headquartered in McLean, Virginia.

The cost to acquire XMLSolutions is as set out below and has been allocated to the assets acquired and liabilities assumed according to their respective fair values, with the excess purchase price being allocated to goodwill. The fair value of acquired intangible assets is based upon a preliminary independent valuation.

The estimated total cost of the XMLSolutions acquisition is as follows (in thousands):

Cash paid to preferred stockholders            $   7,010
Cash advanced to fund expenses                       862
Estimated transaction costs and expenses             654
                                               ---------
                                               $   8,526
                                               =========

The preliminary purchase price allocation as of December 31, 2000 is as follows (in thousands):

                                                                  Annual
                                                Useful Life    amortization
                                       Amount    in Years     of intangibles
                                       ------   -----------   --------------
Tangible assets acquired             $  6,761        N/A           N/A
Liabilities assumed (including
 XMLSolutions transaction costs
 and other liabilities resulting
 from the acquisition):                (7,213)       N/A           N/A
Intangible assets acquired:
           Developed technology         2,500         3             833
           In-process technology        1,500         -               -
           Trademarks                     800         3             267
           Assembled workforce          2,000         2           1,000
           Goodwill                     2,178         3             726
                                     --------                   -------
                                     $  8,526                   $ 2,826
                                     ========                   =======

NOTE 2

 In process technology represents that portion of the purchase price of an acquisition related to the research and development activities which have not demonstrated their technological feasibility and have no alternative future uses. Accordingly, Vitria will recognize an expense of $1.5 million during the quarter ending June 30, 2001 in conjunction with the completion of this acquisition.

 The pro forma condensed combined balance sheet includes the adjustments necessary to give effect to the acquisition as if it had occurred on December 31, 2000 and to reflect the allocation of the acquisition cost to the fair value of tangible and intangible assets acquired and liabilities assumed as noted above, including a charge to retained earnings for acquired in-process technology and the elimination of XMLSolutions' equity accounts. Adjustments included in the pro forma condensed combined balance sheet are summarized as follows (in thousands except share and per share amounts):

(A) Cash paid to XMLSolutions' stockholders of $7,010 and cash advanced to fund expenses of $862
(B) Valuation of developed technology, trademarks, assembled workforce and goodwill of $7,478
(C) Accrual of transaction-related costs of approximately $654 for Vitria and $140 for XMLSolutions, principally for legal, accounting and other professional services and travel; and accrual for severance and related charges of $2,635
(D)  Elimination of XMLSolutions' equity accounts
(E)  Charge to retained earnings for acquired in-process technology of $1,500


Note 3

The pro forma condensed combined statement of operations includes the adjustment necessary to give effect to the acquisition as if it had occurred on January 1, 2000. The adjustment included in the pro forma condensed combined statement of operations is summarized as follows:

 (F) Amortization of purchased intangible assets and goodwill.

Amortization of acquired intangible assets is calculated using the estimated useful lives as described above in Note 2.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits. (Continued)

(c)  Exhibits.

Exhibit
Number             Description
--------------     --------------------------------------------------------
2.1*               Agreement and Plan of Merger and Reorganization, dated March
                   25, 2001, by and among Vitria Technology, Inc., Victorious
                   Acquisition Sub, Inc., and XMLSolutions Corporation.

99.1*              Press Release, dated April 18, 2001, entitled "Vitria
                   Completes Acquisition of XMLSolutions."

23.1               Consent of KPMG LLP, Independent Auditors.


* Previously filed as an exhibit to the Registrant's Current Report on Form 8-K, dated March 25, 2001, as filed with the Securities and Exchange Commission on April 25, 2001.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 Vitria Technology, Inc.



Date:  May 11, 2001              By:   /s/ Paul R. Auvil, III
                                      -----------------------

                                      Paul R. Auvil, III
                                      Vice President, Finance,
                                      and Chief Financial Officer

                                 EXHIBIT INDEX

Exhibit
Number             Description
--------------     --------------------------------------------------------
2.1*               Agreement and Plan of Merger and Reorganization, dated March
                   25, 2001, by and among Vitria Technology, Inc., Victorious
                   Acquisition Sub, Inc., and XMLSolutions Corporation.

99.1*              Press Release, dated April 18, 2001, entitled "Vitria
                   Completes Acquisition of XMLSolutions."

23.1               Consent of KPMG LLP, Independent Auditors.


* Previously filed as an exhibit to the Registrant's Current Report on Form 8-K, dated March 25, 2001, as filed with the Securities and Exchange Commission on April 25, 2001.